Exhibit 10.14

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of June     , 2015 between Milacron Holdings Corp. (formerly known as Mcron Acquisition Corp.), a Delaware corporation (“Holdings”), Milacron LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Holdings (“Milacron”), and James Ridout (“Indemnitee”). Holdings and Milacron are each referred to herein as a “Company” and collectively, the “Companies”.

WHEREAS, it is essential to the Companies to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director of Holdings;

WHEREAS, Milacron will indirectly benefit from the services rendered by Indemnitee as a director of Holdings, including from the contribution to Milacron of proceeds from a contemplated initial public offering of common stock of Holdings that will be used to repay certain indebtedness;

WHEREAS, the Companies and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of private and public companies in today’s environment;

WHEREAS, basic protection against undue risk of personal liability of directors and officers heretofore has been provided through insurance coverage, and Indemnitee has relied on the availability of such coverage; but there is no assurance that such insurance will continue to be available at reasonable cost;

WHEREAS, the Certificate of Incorporation of Holdings, as in effect from time to time (the “Certificate of Incorporation”), the Bylaws of Holdings, as in effect from time to time (the “Bylaws”), and the Limited Liability Company Agreement of Milacron, as in effect from time to time (the “LLC Agreement” and together with the Certificate of Incorporation and the Bylaws, the “Governing Documents”) contemplates indemnification and advancement of expenses to its directors and officers and the Indemnitee has been serving and/or continues to serve as a director of Holdings in part in reliance on such Governing Documents;

WHEREAS, the General Corporation Law of the State of Delaware (“DGCL”), the Delaware Limited Liability Company Act (“DLLCA”) and the Governing Documents expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between either of the Companies and directors and officers with respect to indemnification;

WHEREAS, uncertainty about the Companies’ ability to continue to maintain adequate director and officer liability insurance coverage at a reasonable cost, and as to the availability of indemnification, have increased the risk that the Companies will be unable to retain and attract as directors and officers the most capable persons available;

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Companies in an effective manner, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Governing Documents will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Governing Documents or any change in the composition of Holdings’ board of directors (the “Board of Directors”) or Milacron’s board of managers (the “Board of Managers” and together with the Board of Directors, the “Board”) or acquisition transaction relating to the Companies), the Companies wish to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) authorized or permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Companies’ directors’ and officers’ liability insurance policies;

WHEREAS, this Agreement is a supplement to and in furtherance of the Governing Documents and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

NOW, THEREFORE, in consideration of the foregoing, and Indemnitee’s agreement to serve as a director of Holdings from and after the date hereof, the parties hereto agree as follows:

1. Indemnity of Indemnitee. In connection with any Proceeding (as hereinafter defined), the Companies hereby agree to hold harmless, exonerate and indemnify, and advance Expenses (as hereinafter defined) to, Indemnitee as provided in this Agreement to the fullest extent authorized or permitted by applicable law, as such may be amended from time to time. In furtherance of the foregoing, and without limiting the generality thereof:

(a) Proceedings Other Than Proceedings by or in the Right of the Companies. Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of his Corporate Status (as hereinafter defined), Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of either Company or any Subsidiary. Pursuant to this Section 1(a), Indemnitee shall be exonerated, held harmless and indemnified against all Expenses and Losses (as hereinafter defined), actually and reasonably paid, incurred or suffered by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Companies, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of the Companies. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of either Company or any Subsidiary. Pursuant to this Section 1(b), Indemnitee shall be exonerated, held harmless and indemnified against all Expenses actually and reasonably paid or incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Companies; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Companies unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be exonerated, held harmless and indemnified to the maximum extent authorized or permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably paid or incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Companies shall indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably paid or incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

2. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Companies shall and hereby does indemnify, exonerate and hold harmless Indemnitee against all Expenses and Losses actually and reasonably paid, incurred or suffered by him or on his behalf if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Companies). Notwithstanding the foregoing, the Companies shall not be obligated to make any indemnification payment to Indemnitee (a) that is subject to the exceptions set forth in Section 10, (b) on account of acts not taken in good faith and in a manner reasonably believed by Indemnitee to be in or not opposed to the best interests of the Companies or (c) that is finally determined (under the procedures set forth in Sections 6 and 7 hereof) to be unlawful.

3. Contribution.

(a) Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which either Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Companies shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Companies hereby waive and relinquish any right of contribution it may have against Indemnitee. The Companies shall not enter into any settlement of any action, suit or proceeding in which the Companies are jointly liable with Indemnitee (in whole or in part) unless such settlement (i) provides for a full and final release of all claims asserted against Indemnitee and (ii) does not impose any Expense, judgment, fine, penalty or limitation on Indemnitee (other than any monetary amounts payable by either Company or the directors’ and officers’ insurance of the Companies).

(b) Without diminishing or impairing the obligations of the Companies set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which either Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Companies shall contribute to the amount of Expenses and Losses actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by either Company and all officers, directors or employees of the Companies, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Companies and all officers, directors or employees of the Companies other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses or Losses, as well as any other equitable considerations which the Law may require to be considered. The relative fault of the Companies and all officers, directors or employees of the Companies, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Companies hereby agree to fully indemnify, exonerate and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Companies, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Companies, in lieu of indemnifying, holding harmless or exonerating Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Losses and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Companies and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Companies (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness, or is made (or asked to) respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he shall be exonerated, held harmless and indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

5. Advancement of Expenses.

(a) Notwithstanding any other provision of this Agreement, the Companies shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Companies of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all Expenses actually and reasonably incurred pursuing a Proceeding to enforce this right of advancement, including Expenses actually and reasonably incurred preparing and forwarding statements to the Companies to support the advances claimed. Indemnitee shall qualify for advances, to the fullest extent permitted by applicable law, upon the execution and delivery to the Companies of this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Companies. No other form of undertaking shall be required other than the execution of this Agreement. This Section 5 shall not apply to any claim made by Indemnitee for which an indemnification, hold harmless or exoneration payment is excluded pursuant to Section 7.

(b) Neither Company shall, without the prior written consent of Indemnitee, settle any action, claim or Proceeding (in whole or in part) unless such settlement (i) provides for a full and final release of all claims asserted against Indemnitee and, (ii) does not impose any Expense, judgment, fine, penalty or limitation on Indemnitee (other than any monetary amounts payable by either Company or the directors’ and officers’ insurance of the Companies).

6. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL or DLLCA and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

7. Procedures upon Application for Indemnification.

(a) A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods, which shall be at the election of Indemnitee: (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors; (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum; or (iii) by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. For purposes hereof, disinterested directors are those members of the Board of Directors who are not parties to the action, suit or proceeding in respect of which indemnification is sought by Indemnitee. The Companies promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including, without limitation, a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. If the Companies dispute a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute.

(b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(a) hereof, the Independent Counsel shall be selected as provided in this Section 7(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Companies advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 13 of this Agreement. If the Independent Counsel is selected by the Board, the Companies shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 13 of this Agreement. In either event, Indemnitee or the Companies, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Companies or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Companies or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Companies or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 7(a) hereof. The Companies shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Section 7, and the Companies shall pay all reasonable fees and expenses incident to the procedures of this Section 7(b), regardless of the manner in which such Independent Counsel was selected or appointed.

(c) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of either Company (including by either Company’s directors, managers or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by either Company (including by either Company’s directors, managers or

Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(d) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 7(d) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Companies. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(e) If the person, persons or entity empowered or selected under Section 7 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Companies of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days (unless such determination has been delayed by a material breach of Indemnitee’s obligation of cooperation under Section 7(f)), if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto.

(f) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Board shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Companies (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Companies hereby indemnify and agree to hold Indemnitee harmless therefrom.

(g) The Companies acknowledge that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against

Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(h) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Companies or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(i) The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

8. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 7(a) of this Agreement within 90 days after receipt by the Companies of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Companies of a written request therefor or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 7 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification. Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 8(a). The Companies shall not oppose Indemnitee’s right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to Section 7(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 8 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 7(a). In any judicial proceeding commenced pursuant to this Section 8, Indemnitee shall be presumed to be entitled to indemnification and advancement under this Agreement and the Companies shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Companies may not refer to or introduce into evidence any determination pursuant to Section 7(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding pursuant to this Section 8, Indemnitee shall not be required to reimburse the Companies for any advances pursuant to Section 7 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c) If a determination shall have been made pursuant to Section 7(a) of this Agreement that Indemnitee is entitled to indemnification, the Companies shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 8, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this Section 8, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Companies shall pay on his behalf, in advance (within ten (10) days after receipt by the Companies of a written request therefor), to the extent not prohibited by law, any and all expenses (of the types described in the definition of Expenses in Section 13 of this Agreement) actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

9. Non-Exclusivity; Insurance; Subrogation; Other.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Governing Documents, any agreement, a vote of stockholders or a resolution of directors or managers (as applicable) of either Company, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL or the DLLCA, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Governing Documents and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Companies maintain an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Companies or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Companies, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Companies have director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) The Company hereby acknowledges that the Indemnitee is an employee of PE12GVPE (Talon) Ltd. (“PE12GVPE”), PE12PXPE (Talon) Ltd. (together with PE12GVPE, the “AIMCo Investor”), or one of the AIMCo Investor’s affiliates (together, “AIMCo”) and has certain rights to indemnification, advancement of expenses and/or insurance provided by AIMCo and certain affiliates that, directly or indirectly, (i) are controlled by, (ii) control or (iii) are under common control with, AIMCo (collectively, the “Fund Indemnitors”). Each Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnitee are secondary), (ii) that it shall be required to pay or advance, as the case may be, the full amount of Expenses and Losses incurred by the Indemnitee to the extent required by this Agreement without regard to any rights the Indemnitee may have against the Fund Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. Each Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of the Indemnitee with respect to any claim for which the Indemnitee has sought indemnification from such Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against such Company. The Companies and the Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this paragraph.

(d) Except as provided in Section 9(c) above, in the event of any payment under this Agreement, the Companies shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against the Fund Indemnitors), who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Companies to bring suit to enforce such rights.

(e) Except as provided in Section 9(c) above, the Companies shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(f) Except as provided in Section 9(c) above, the Companies’ obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of either Company as a director, officer, employee, agent or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

(g) Notwithstanding any other provision of this Agreement to the contrary, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Companies’ satisfaction and performance of all their obligations under this Agreement, and (ii) the Companies shall perform fully their obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Companies.

10. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Companies shall not be obligated under this Agreement to make any indemnification payment in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision provided, that the foregoing shall not affect the rights of Indemnitee or the Fund Indemnitors set forth in Section 9(c) above; or

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Companies within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or for conduct that is determined to be knowingly fraudulent or deliberately dishonest; or

(c) except as otherwise provided in Section 8(d), in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

11. Duration of Agreement. All agreements and obligations of the Companies contained herein shall continue during the period Indemnitee is an officer or director of either Company (or is or was serving at the request of either Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter until the latest of (i) the termination of all statutes of limitations applicable to any claim that could be asserted against Indemnitee with respect to which Indemnitee may be entitled to indemnification and/or payment or advancement of Expenses under this Agreement, (ii) ten (10) years after Indemnitee ceased to serve in a Corporate Capacity with one or more Enterprises; or (iii) one (1) year after the final termination of all Proceedings (and proceedings commenced under Section 8 hereof) in which Indemnitee, by reason of his Corporate Status, is a party or participant, including termination of any rights of appeal. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of either Company), assigns, spouses, heirs, executors and personal and legal representatives.

12. Enforcement.

(a) The Companies expressly confirm and agree that they have each entered into this Agreement and assume the obligations imposed on them hereby in order to induce Indemnitee to serve as an officer or director of either Company, and the Companies acknowledge that Indemnitee is relying upon this Agreement in serving as an officer or director of either Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c) The rights to be indemnified and to receive contribution and advancement of Expenses provided by or granted to Indemnitee pursuant to this Agreement shall apply to Indemnitee’s service as an officer, director, employee or agent of the Companies prior to the date of this Agreement, as well as service on or after the date of this Agreement.

(d) The indemnification and advancement of expenses provided by, or granted pursuant to this Agreement, shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of either of the Companies), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of either of the Companies or of any other Enterprise at the Companies’ request, and shall inure to the benefit of Indemnitee and his spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(e) The Companies shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of either of the Companies to expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Companies would be required to perform if no such succession had taken place.

13. Definitions. For purposes of this Agreement:

(a) “Corporate Status” describes the status of a person who is or at any time was a director, officer, employee, agent or fiduciary of either Company or a direct or indirect subsidiary or parent of the Companies, or of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or at any time was serving at the express written request of the Companies or any of their direct or indirect subsidiaries or parent companies.

(b) “Disinterested Director” means a director of Holdings who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c) “Enterprise” shall mean the Companies, a direct or indirect subsidiary of the Companies, and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of a Company as a director, officer, employee, agent or fiduciary.

(d) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(e) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) either Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Companies or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Companies agree to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify, hold harmless and exonerate such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(f) “Losses” means all loss, liability, judgments, damages, amounts paid in settlement, fines, penalties (whether civil, criminal or otherwise) or, with respect to an employee benefit plan, excise taxes, including all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing.

(g) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of either Company or any Subsidiary or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was at the time an officer or director of either Company or a Subsidiary, by reason of any action taken by him or of any inaction on his part at any time while acting as an officer or director of either Company or a Subsidiary, or by reason of the fact that he is or was serving at the request of a Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other Enterprise; in each case whether or not he is or was acting or serving in any such capacity at the time any liability or expense is or was incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 8 of this Agreement to enforce his rights under this Agreement.

(h) “Subsidiary” means any (i) corporation if 50% or more of the total combined voting power of all classes of stock is owned, either directly or indirectly, by either Company or another Subsidiary or (ii) limited liability company if 50% or more of the membership interests is owned, either directly or indirectly, by either Company or another Subsidiary.

14. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the fullest extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws.

15. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. Notice By Indemnitee. Indemnitee agrees promptly to notify the Companies in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Companies shall not relieve the Companies of any obligation which they may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices either Company.

17. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a) To Indemnitee at the address set forth below Indemnitee’s signature hereto.

(b) To the Companies at:

Milacron Holdings Corp.

3010 Disney Street

Cincinnati, Ohio 45209

Attention: Corporate Secretary

or to such other address as may have been furnished to Indemnitee by the Companies or to the Companies by Indemnitee, as the case may be.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Companies and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

MILACRON HOLDINGS CORP.

By:
Name:
Title:

MILACRON LLC

By:
Name:
Title:

INDEMNITEE

Name:	James Ridout

Address:

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